Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David J. Hegarty
Barry M. Portnoy	David J. Hegarty
Managing Trustee	President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Richard A. Doyle
Adam D. Portnoy	Richard A. Doyle
Managing Trustee	Treasurer and Chief Financial Officer

Date: November 4, 2009